UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2019 (October 29, 2019)

NorthWestern Corp
(Exact name of registrant as specified in its charter)

Delaware			1-10499	46-0172280
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)
3010 W. 69th Street	Sioux Falls	South Dakota		57108
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: 605-978-2900

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	NWE	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 29, 2020, the Board of Directors (the (“Board”) of NorthWestern Corporation d/b/a NorthWestern Energy (the “Company”) (NYSE: NWE) elected Jeffrey Yingling and Mahvash Yazdi to the Board. Mr. Yingling’s term commenced immediately, and Ms. Yazdi’s term will commence December 1, 2019. Each term will expire at the Company's Annual Meeting of Shareholders scheduled for April 23, 2020, at which time each individual is expected to be nominated for approval by the Company's shareholders.
Mr. Yingling will serve on the Audit Committee and the Governance and Innovation Committee of the Board; the Board has not yet assigned Ms. Yazdi to any Committee, but anticipates doing so shortly after her term commences. Each director will receive compensation for Board service consistent with compensation received by the Company's other non-employee directors (which is described in the Company's Proxy Statement dated March 7, 2019).
Mr. Yingling is a Senior Advisor of Investment Banking for Power, Energy and Renewables at Guggenheim Securities, LLC, the investment banking and capital markets business of Guggenheim Partners, with more than 35 years of investment banking experience, serving as an advisor to companies in the power and utilities sector. His career also has included senior investment banking positions with J.P. Morgan, Morgan Stanley, Dean Witter Reynolds, and The First Boston Corporation. He currently serves on the board of directors of LendingPoint Consolidated, Inc., and the board of trustees of the Chicago Historical Society. He previously served on the board of directors of Navigant Consulting, Inc.
Ms. Yazdi is president of Feasible Management Consulting, providing strategic consulting in energy and technology, and the former senior vice president and chief information officer of Edison International and former vice president and chief information officer for Hughes Electronics in the aerospace and defense sector. She is nationally recognized in corporate information technology, drawing from over 38 years of experience over three industries and continents. She also has dedicated her life to serving others, exemplified by receiving the prestigious Ellis Island Medal of Honor and publishing her charitable memoir, 60:60 Celebrating Sixty Years With Sixty Acts Of Kindness.
The press release announcing the appointment of Mr. Yingling and Ms. Yazdi to the Board is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Document
99.1*	Press Release dated October 29, 2019

* filed herewith

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Corporation

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: November 1, 2019